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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-57421) pertaining to the Fidelity Southern Corporation Tax Deferred 401(k) Savings Plan of our report dated June 10, 2005, with respect to the financial statements and schedule of the Fidelity Southern Corporation Tax Deferred 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

                                            /s/ Ernst & Young LLP

June 27, 2005
Atlanta, Georgia